UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-31817	42-1241468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2017, Cedar Realty Trust, Inc. (the “Company”) and Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”) entered into an underwriting agreement with Raymond James & Associates, Inc. and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), for the sale of 3,000,000 shares of the Company’s 6.50% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series C Preferred Stock”). The Company also granted the Underwriters a 30-day option to purchase up to 450,000 additional shares of Series C Preferred Stock at the public offering price, less the underwriting discount. The offering is expected to close on August 24, 2017.

The shares of Series C Preferred Stock are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-203667). A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and incorporated by reference herein.

The Underwriters have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. The Underwriters have received, and may in the future receive, customary fees and commissions for these transactions.

The Company anticipates that net proceeds of the offering, after deducting the underwriting discount and other offering expenses, will be approximately $72.5 million ($83.4 million if the underwriters exercise in full their option to purchase additional shares). The Company intends to contribute the net proceeds from the offering to the Operating Partnership in exchange for preferred units of limited partnership interests that have substantially identical economic terms as the Series C Preferred Stock. A copy of the amendment to the Agreement of Limited Partnership of the Operating Partnership, dated as of August 18, 2017, relating to such Series C cumulative redeemable preferred operating partnership units is attached hereto as Exhibit 3.3 and incorporated by reference herein. The Operating Partnership intends to use the net proceeds contributed to it from the offering to partially redeem outstanding shares of the Company’s 7.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”).

Item 3.03 Material Modification to Rights of Security Holders.

On August 18, 2017, in connection with the offering described in Item 1.01 above, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation, which classified 6,050,000 shares of the Company’s authorized but unissued shares of preferred stock as Series C Preferred Stock and set forth the preferences and privileges of the Series C Preferred Stock. The Articles Supplementary were effective upon filing. The Series C Preferred Stock will rank on parity with the Company’s outstanding preferred stock and senior to its common stock with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up. Upon issuance of the Series C Preferred Stock, the ability of the Company to declare dividends with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of capital stock ranking junior to or on a parity with the Series C Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Series C Preferred Stock during any dividend period. Dividends on the Series C Preferred Stock will be payable quarterly in arrears on or about the 20th day of February, May, August and November of each year, beginning November 20, 2017.

The Series C Preferred Stock will generally not be redeemable by the Company before August 24, 2022 except in limited circumstances to preserve the Company’s status as a real estate investment trust, or REIT, and except as described below upon the occurrence of a change of control. On and after August 24, 2022, the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. The Series C Preferred Stock has no maturity date and is not subject to any sinking fund or mandatory redemption provisions and will remain outstanding indefinitely unless redeemed or otherwise repurchased by the Company or converted in connection with a change of control by holders of the Series C Preferred Stock as described below.

Upon the occurrence of a change of control, the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part and within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a change of control, each holder of Series C Preferred Stock will have the right (unless the Company has provided notice of its election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock held by such holder into a number of shares of the Company’s common stock determined by a formula, on the terms and subject to the conditions described in the Articles Supplementary.

Holders of the Series C Preferred Stock generally have no voting rights, except for limited voting rights, including if the Company fails to pay dividends on the Series C Preferred Stock for six or more quarterly periods (whether or not consecutive).

The shares of Series C Preferred Stock are subject to certain restrictions on ownership and transfer designed to preserve the Company’s qualification as a REIT, for federal income tax purposes.

The foregoing is qualified in its entirety by the full terms of the Series C Preferred Stock as set forth in the Articles Supplementary, a copy of which is filed herewith as Exhibit 3.2 and incorporated herein by reference. A specimen certificate for the Series C Preferred Stock is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

(a) Under the Company’s Articles of Incorporation, as amended, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 12,500,000 shares of preferred stock. On August 17, 2017, the Company filed with the Maryland State Department of Assessments and Taxation articles supplementary, which were effective upon filing, reducing the number of authorized but unissued shares of the Company’s Series B Preferred Stock by 3,550,000 shares and reclassifying such shares as authorized but unissued shares of preferred stock, par value $0.01 per share, without designation of a class or series. The reclassification increased the number of authorized but unissued shares of preferred stock from 2,500,000 shares immediately prior to the reclassification to 6,050,000 shares immediately after the reclassification. The reclassification decreased the number of authorized shares classified as Series B Preferred Stock from 10,000,000 immediately prior to the reclassification to 6,450,000 shares immediately after the reclassification. A copy of the articles supplementary described in this paragraph is filed herewith as Exhibit 3.1 and incorporated herein by reference.

The disclosure provided under Item 3.03 above with respect to the Articles Supplementary designating the preferences and privileges of the Series C Preferred is incorporated herein by reference.

Item 8.01 Other Events.

On August 16, 2017, the Company announced that it will redeem 3,000,000 shares of its Series B Preferred Stock, representing approximately 47% of the total outstanding shares of the Series B Preferred Stock. The shares of Series B Preferred Stock will be redeemed at a price of $25.00 per share plus all accrued and unpaid dividends up to (but excluding) the redemption date of September 15, 2017, for a total of $25.17118 per share.

The shares to be redeemed will be selected in accordance with the applicable procedures of The Depository Trust Company, the registered holder of all shares of outstanding Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated August 16, 2017, by and among Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P., Raymond James & Associates, Inc. and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein.

3.1	Articles Supplementary to Articles of Incorporation of the Company, dated August 17, 2017.

3.2	Articles Supplementary to Articles of Incorporation of the Company, dated August 18, 2017 (incorporated by reference to Exhibit 3.2 to Form 8-A filed with the Securities and Exchange Commission on August 18, 2017 (File No. 001-31817)).

3.3	Amendment No. 10 to Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P., dated August 18, 2017.

4.1	Form of Specimen Certificate for Cedar Realty Trust, Inc.’s 6.50% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to Form 8-A filed with the Securities and Exchange Commission on August 18, 2017 (File No. 001-31817)).

5.1	Opinion of Goodwin Procter LLP with respect to validity of the Series C Preferred Stock.

8.1	Opinion of Goodwin Procter LLP with respect to tax matters.

12.1	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2017

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement dated August 16, 2017, by and among Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P., Raymond James & Associates, Inc. and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein.

3.1	Articles Supplementary to Articles of Incorporation of the Company, dated August 17, 2017.

3.2	Articles Supplementary to Articles of Incorporation of the Company, dated August 18, 2017 (incorporated by reference to Exhibit 3.2 to Form 8-A filed with the Securities and Exchange Commission on August 18, 2017 (File No. 001-31817)).

3.3	Amendment No. 10 to Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P., dated August 18, 2017.

4.1	Form of Specimen Certificate for Cedar Realty Trust, Inc.’s 6.50% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to Form 8-A filed with the Securities and Exchange Commission on August 18, 2017 (File No. 001-31817)).

5.1	Opinion of Goodwin Procter LLP with respect to validity of the Series C Preferred Stock.

8.1	Opinion of Goodwin Procter LLP with respect to tax matters.

12.1	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

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